UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 28, 2021
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01     Entry into a Material Definitive Agreement.

On September 28, 2021, Virtus Investment Partners, Inc. (the “Company”) amended and restated its current credit agreement dated June 1, 2017, as amended, by entering into an amended and restated credit agreement (the “Credit Agreement”) with inter alia, the lenders party thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc. as administrative agent. The Credit Agreement provides for (a) a $275.0 million term loan for the Company with a seven-year term and (b) a $175.0 million revolving credit facility for the Company with a five-year term. The Company has the right, subject to customary conditions specified in the Credit Agreement, to request additional revolving credit facility commitments and additional term loans to be made under the Credit Agreement up to an aggregate amount equal to the sum of (x) (i) the greater of (1) $175.0 million and (2) 50% of EBITDA for the period of the four consecutive fiscal quarters of the Company then last ended minus (ii) the aggregate amount of additional revolving credit facility commitments and additional term loans or other incremental equivalent debt outstanding that was incurred in reliance on (1) and (2) and (y) unlimited amounts subject to a pro forma secured net leverage ratio of the Company of no greater than 2.25 to 1.00. A portion of the proceeds of the term loans have been applied to refinance the outstanding term loans under the June 1, 2017 credit agreement and fees and expenses in connection with the amending and restating of the Credit Agreement. The Credit Agreement also provides for a $50 million sub-limit for the issuance of standby letters of credit. The proceeds of the revolving credit facility may be used for general corporate purposes, including ongoing working capital requirements.

Amounts outstanding under the Credit Agreement bear interest at an annual rate equal to, at the option of the Company, either LIBOR (adjusted for reserves) for interest periods of one, three or six months (or, solely in the case of the revolving credit facility, if agreed to by each relevant Lender, twelve months) (subject to a “floor” of 0% in the case of both the revolving credit facility and the term loan) or an alternate base rate, in either case plus an applicable margin. The applicable margins are 2.25%, in the case of LIBOR-based loans, and 1.25%, in the case of alternate base rate loans. Interest is payable quarterly in arrears with respect to alternate base rate loans and on the last day of each interest period with respect to LIBOR-based loans (but, in the case of any LIBOR-based loan with an interest period of more than three months, at three-month intervals). The Credit Agreement does contain LIBOR and other subsequent benchmark successor provisions.

The term loans will amortize at the rate of 1.00% per annum payable in equal quarterly installments. In addition, the Credit Agreement requires that the term loans be mandatorily prepaid with (a) 50% of the Company’s excess cash flow on an annual basis, stepping down to 25% if the Company’s secured net leverage ratio declines to 2.00 to 1.00 or below and stepping down to 0% if the Company’s secured net leverage ratio declines below 1.50 to 1.00; (b) 50% of the net proceeds of certain asset sales, casualty or condemnation events, subject to customary reinvestment rights; and (c) 100% of the proceeds of any indebtedness incurred to refinance the term loans or other refinancing indebtedness as well as indebtedness incurred other than indebtedness permitted to be incurred by the Credit Agreement. At any time, upon timely notice, the Company may terminate the Credit Agreement in full, reduce the commitment under the facility in minimum specified increments or prepay loans in whole or in part, subject to the payment of breakage fees with respect to LIBOR-based loans and, in the case of any term loans that are prepaid in connection with a “repricing transaction” occurring within the six-month period following the closing date of the Credit Agreement, a 1.00% premium.

Under the terms of the Credit Agreement, the Company is required to pay certain fees to the Lenders, including, among others, a quarterly commitment fee on the average unused amount of the revolving credit facility, which fee is initially set at 0.50% and will, following the first delivery of certain financial reports required under the Credit Agreement, range from 0.375% to 0.50%, based on the secured net leverage ratio of the Company as of the last day of the preceding fiscal quarter, as reflected in such financial reports.

The obligations of the Company under the Credit Agreement continue to be guaranteed by certain of its subsidiaries (the “Guarantors”) and continue to be secured by substantially all of the assets of the Company and the Guarantors, subject to customary exceptions. Each of the master guarantee agreement and the collateral agreement, each dated as of June 1, 2017, previously executed and delivered by the Company and the Guarantors were amended and restated in connection with the Credit Agreement, with the amended and restated master guarantee agreement and the amended and restated collateral agreement each being dated as of September 28, 2021.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that affect, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, create liens, merge or dissolve, make investments, dispose of assets, engage in sale and leaseback transactions, make distributions and dividends and prepayments of junior indebtedness, engage in transactions with affiliates, enter into restrictive agreements, amend documentation governing junior indebtedness, modify its fiscal year and modify its organizational documents, subject to customary exceptions, thresholds, qualifications and “baskets.” In addition, the Credit Agreement contains a financial performance covenant, requiring a maximum leverage ratio, as of the last day of each of the four fiscal quarter periods, of no greater than the levels set forth in the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On September 28, 2021, the Company issued a press release announcing the matters described herein, a copy of which is attached hereto as Exhibit 99.1.

Item 1.02     Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Credit Agreement, the credit agreement dated as of June 1, 2017, as amended, with, inter alia, the lenders party thereto and Morgan Stanley Senior Fund, Inc. as administrative agent was restated in its entirety by the Credit Agreement, and the master guarantee agreement and collateral agreement, each dated as of June 1, 2017, were also restated in their entirety.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 7.01     Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated by reference herein is a press release dated September 28, 2021 issued by the Company.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.    The following exhibits are filed herewith:

10.1    Amended and Restated Credit Agreement, dated as of September 28, 2021, by and among Virtus Investment Partners, Inc. as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, and the Lenders party thereto
99.1    Press Release of Virtus Investment Partners, Inc. dated September 28, 2021
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated:	October 4, 2021	By:	/s/ Michael A. Angerthal
		Name:	Michael A. Angerthal
		Title:	Executive Vice President, Chief Financial Officer and Treasurer